Calculation of Filing Fee Tables
S-8
PLUG POWER INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	40,000,000	$ 1.7825	$ 71,300,000.00	0.0001381	$ 9,846.53
Total Offering Amounts:						$ 71,300,000.00		$ 9,846.53
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,846.53
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share ("Common Stock"), of Plug Power Inc. (the "Registrant"), which become issuable under the Plug Power Inc. 2021 Stock Option and Incentive Plan, as amended (the "2021 Plan"), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. This Registration Statement registers 40,000,000 additional shares of Common Stock newly authorized for issuance under the 2021 Plan. Shares available for issuance under the 2021 Plan were previously registered on Registration Statements on Form S-8, filed with the Securities and Exchange Commission on August 29, 2023 (File No. 333-274249), September 20, 2022 (File No. 333-267508) and August 13, 2021 (File No. 333-258797). The Proposed Maximum Offering Price Per Unit was estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and is based on the average of the high and low sales prices of the Registrant's common stock reported on the Nasdaq Capital Market on March 2, 2026, which date was within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A